Exhibit 10.2(b)

[Unofficial English Translation]

Equity Transfer Agreement of Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.

Transferor: Lin Zhiyan                                  (hereinafter referred to as “Party A”)

Address: 523 Xiangyuan Village, Jin’an District, Fuzhou, Fujian Province

ID Card No.:

Transferee: Fujian Heyue Marine Fishing    (hereinafter referred to as “Party B”)

Development Co., Ltd.

Address: 1606, 16/F, Tower A, Zhongshan Building, 154 Hudong Road, Gulou District, Fuzhou

Business License No.:

This Agreement is signed by and between Party A and Party B with regard to the matter of equity transfer of Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. on February 9, 2015 in Room 201, Building 3, Wandefu Garden, Cuiyuan North Road, Tancheng Town, Pingtan County (the Company’s meeting room).

In line with the principles of free will, equality, fairness, integrity and credibility, Party A and Party B reach the following agreement through consultation and consensus:

Article 1 Price for Transferred Equity and Method of Payment

1. Party A agrees to transfer 2.09% of the equity of Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. (subscribed capital contribution of RMB 24 million yuan) that it holds to Party B at a price of RMB 24.9 million yuan, and Party B agrees to buy the above-mentioned equity at this price and amount.

2. Party B agrees to pay the transfer fee of RMB 24.9 million yuan to Party A via account transfer on a lump-sum basis within seven (7) days from the date of signing this agreement.

Article 2 Warranties

1. Party A warrants that the equity transferred to Party B is the authentic capital contribution subscribed by Party A to Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. and the equity legitimately owned by Party A, and Party A possesses the complete right of disposition thereof. Party A warrants that no mortgage, pledge or security is set on the transferred equity, which is free from any third party’s recourse. Otherwise, Party A shall bear all liabilities arising therefrom.

2. After Party A transfers its equity, its original rights and due obligations in relation to Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. shall be transferred to Party B with the transferred equity.

3. Party B acknowledges the Articles of Association of Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. and warrants that it shall fulfill the rights, obligations and responsibilities of a shareholder in accordance with the Articles of Association.

Article 3 Profit and Loss Sharing

After the Company handles change of registration according to law, Party B shall become a shareholder of Fujian Province Pingtan County Ocean Fishing Group Co., Ltd., and Party B shall share the Company’s profit and loss in accordance with the provisions specified in the Articles of Association.

Article 4 Sharing of Expenses for Equity Transfer

All expenses (including handling charges, taxes and fees, etc.) arising from the equity transfer shall be borne by both parties in the manner agreed upon.

Article 5 Modification and Rescission of Agreement

In the event of any of the following circumstances, this Agreement may be modified or rescinded, but both parties shall sign a written agreement for modification or rescission hereof.

1. This Agreement cannot be fulfilled due to force majeure or any external cause which occurs without any fault of one party concerned, but which cannot be prevented.

2. One party concerned loses its actual capacity to fulfill the Agreement.

3. A breach of the Agreement by one party or both parties seriously affects the economic interests of the observant party, and renders fulfillment of this Agreement unnecessary.

4. Both parties agree to modify or rescind this Agreement through consultation, due to any changes in circumstances.

Article 6 Dispute Resolution

1. Any dispute in relation to the validity, fulfillment, breach and rescission of this Agreement shall be resolved by all parties through friendly consultation.

2. Should consultation fail, either party may apply for arbitration or file a lawsuit with the People’s Court.

Article 7 Conditions and Date for Effect of Agreement

This Agreement shall become effective upon the signatures of both parties to the transfer.

Article 8 This Agreement is formulated in quadruplicate, with one original held by Party A and Party B each, one original submitted to the Administration for Industry and Commerce, and one original kept by Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. All originals bear equal legal force.

Party A (Signature or Seal): /s/ Zhiyan Lin	Party B (Signature or Seal): /s/ Honghong Zhuo [seal:] Fujian Heyue Marine Fishing Development Co., Ltd.; 3501020160388 [hw:] February 9, 2015

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